SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 9, 2018

AIR INDUSTRIES GROUP

___________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

360 Motor Parkway, Suite 100, Hauppauge, NY 11788

(Address of Principal Executive Offices)

Registrant's telephone number: (631) 881-4920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Sale of Unregistered Equity Securities.

On January 9, 2018 Air Industries Group (the “Company”) issued and sold to 35 accredited investors an aggregate of 852,000 shares of its common stock (the “Shares”) and warrants to purchase an additional 255,600 shares of common stock (the “Warrants”), for gross proceeds of $1,065,000 pursuant to a private placement (the “Offering”). The purchase price for the Shares and Warrants was $1.25 per Share. The Company previously sold a total of 725,390 shares of common stock and warrants to purchase an additional 224,400 shares of common stock for gross proceeds of $935,000 on November 29, 2017, December 5, 2017 and December 29, 2017 pursuant to the Offering.

The Warrants have an exercise price of $1.50 per share, subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations, and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise. The Warrants may be exercised until November 30, 2022.

If prior to July 1, 2018, the Company should complete a placement of shares of its common stock or securities convertible into or exercisable for shares of its common stock at an effective price or conversion rate (the “Subsequent Price”) less than $1.25 per share of common stock, there shall be issued to the purchasers in the Offering, such additional number of shares of common stock as would have been received had the Purchase Price thereunder been equal to the greater of the Subsequent Price and $1.00 per share, provided further that no adjustment shall be made for those subscribers who are officers, directors or otherwise deemed to be affiliates of the Company under the rules of the NYSE American. If the Company shall complete more than one placements of shares of its common stock or securities convertible into or exercisable for shares of its common stock prior to July 1, 2018, the Subsequent Price will be the lowest of the prices at which such offerings are completed.

 Taglich Brothers, Inc., which acted as placement agent for the sale of the Shares and Warrants, is entitled to a placement agent fee equal to $85,200 (8% of the amounts invested), payable at the Company’s option, in cash or additional shares of common stock and warrants having the same terms and conditions as the Shares and Warrants.  Michael Taglich and Robert Taglich, directors of the Company, are principals of Taglich Brothers, Inc.

The Shares and the Warrants were issued pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and the certificates evidencing the Shares and the Warrants are endorsed with the customary Securities Act legend.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Form of Warrant (included as Exhibit A to Subscription Agreement incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 12, 2017).

10.2	Form of Subscription Agreement for offering of Shares and Warrants (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 12, 2017).

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2018

AIR INDUSTRIES GROUP

By:	/s/ Michael Recca
Michael Recca
Chief Financial Officer